UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015 (August 4, 2015)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One North Shore Center, 12 Federal Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2015, F.N.B. Corporation (“F.N.B.”), the parent company of First National Bank of Pennsylvania, and Metro Bancorp, Inc. (“Metro”), the parent company of Metro Bank, entered into an Agreement and Plan of Merger, pursuant to which Metro will merge with and into F.N.B. As a result of the merger, the separate corporate existence of Metro will cease and F.N.B. will continue as the surviving corporation. The merger is expected to be completed in the first quarter of 2016, subject to approvals by Metro shareholders and F.N.B. shareholders, respectively, receipt of required regulatory and other approvals and satisfaction of customary closing conditions. Immediately after the merger is completed, Metro Bank, a Pennsylvania-chartered bank, is to merge with and into First National Bank of Pennsylvania, a national association, with First National Bank of Pennsylvania being the surviving entity.

In the merger between Metro and F.N.B., all of the outstanding shares of Metro common stock will be cancelled, and holders of Metro common stock (excluding F.N.B., Metro and their respective subsidiaries, as applicable) will receive 2.373 shares of F.N.B. common stock for each share of Metro common stock they own; cash will be paid in lieu of any fractional shares. The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of Metro.

The merger agreement contains various customary representations, warranties and covenants by Metro and F.N.B. Metro and F.N.B. agreed to conduct their respective businesses in the ordinary course and forbear from taking certain actions while the merger is pending. Metro agreed it will convene and hold a meeting of its shareholders to consider and vote upon the merger; similarly, F.N.B. agreed to convene and hold a meeting of its shareholders to consider and vote upon the issuance of F.N.B. common stock in connection with the merger. Additionally, Metro agreed that it will not solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

Upon completion of the merger, outstanding Metro stock options relating to shares of Metro common stock will be converted into options relating to shares of F.N.B. common stock, subject to adjustments based on the fixed exchange ratio of 2.373 shares of F.N.B. common stock per share of Metro common stock. Additionally, F.N.B. will appoint one member of the Board of Directors of Metro, as mutually agreed by F.N.B. and Metro, to the Board of Directors of F.N.B.

The merger will not be completed unless a number of customary closing conditions are met, including, among others: approval of the merger by Metro shareholders; approval of the issuance of F.N.B. common stock pursuant to the merger agreement by F.N.B. shareholders; the effective registration of the issuance of such F.N.B. common stock under the Securities Act of 1933; the listing of such stock for trading on the New York Stock Exchange; receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods; the accuracy of specified representations and warranties of each party; receipt of tax opinions from each party’s respective tax counsel; and the absence of any injunctions or other legal restraints.

As an additional condition to closing, Metro shall have given notice of redemption of all outstanding shares of its Series A Non-cumulative Preferred Stock, and caused the redemption price to be paid to the holders of the preferred stock.

The merger agreement contains termination rights which may be exercised by Metro or F.N.B. in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the merger by June 30, 2016; the other party has committed a breach of a representation, warranty or covenant which would prevent a closing condition from being satisfied and the breach is not or cannot be cured within 30 days; Metro shareholders have failed to approve the merger; F.N.B. shareholders have failed to approve the issuance of F.N.B. common stock pursuant to the merger agreement; or if, during a specified period prior to the closing of the merger, the average closing price of F.N.B. common stock is less than 80% of its average closing price over the 10 trading days immediately prior to the execution of the merger agreement, and F.N.B. common stock underperforms a specified peer group index by more than 20%. In addition, Metro may terminate the merger agreement to enter into an alternative business combination transaction pursuant to a “superior proposal,” as defined by the merger agreement. If the merger agreement is terminated under certain circumstances, Metro has agreed to pay F.N.B. a termination fee of $17.5 million.

In connection with the merger agreement, each of the persons currently serving as a director of Metro entered into a voting agreement with F.N.B. in which he or she agreed, among other things, to vote his or her shares of Metro common stock in favor of the merger.

The foregoing summary of the merger agreement and the voting agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of those agreements. As such, the merger agreement, which is attached hereto as Exhibit 2.1, is incorporated herein by reference; and the form of voting agreement, which is an exhibit to the merger agreement, is also incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the merger agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the merger agreement (i) will not survive consummation of the merger, unless otherwise specified therein, and (ii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the merger agreement is included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding F.N.B., Metro, their respective affiliates or their respective businesses. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding F.N.B. or Metro, their respective affiliates or their respective businesses, the merger agreement and the merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of F.N.B. that will include a joint proxy statement of F.N.B. and Metro and a prospectus of F.N.B., as well as in the Forms 10-K, Forms 10-Q and other filings that each of F.N.B. and Metro make with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B.’s and Metro’s reports filed with the SEC and those identified elsewhere in this report, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to obtain all regulatory approvals and meet other closing conditions to the merger, including approval by the shareholders of F.N.B. and Metro, respectively, on the expected terms and time schedule; delay in closing the merger; difficulties and delays in integrating the F.N.B. and Metro businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms. F.N.B. and Metro do not undertake any obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this report.

Additional Information About the Merger and Where to Find It

In connection with the merger, F.N.B. Corporation will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of F.N.B. and Metro and a Prospectus of F.N.B., as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF F.N.B. CORPORATION AND METRO BANCORP, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents F.N.B. and Metro have filed with the SEC, may be obtained free of charge at the SEC’s internet site, http://www.sec.gov. Copies of the documents F.N.B. has filed with the SEC may be obtained, free of charge, by contacting James G. Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317; and copies of the documents Metro has filed with the SEC may be obtained by contacting Investor Relations (Sherry Richart), Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111, telephone: (717) 412-6301.

F.N.B. and Metro and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Metro in connection with the merger. Information concerning such participants’ ownership of Metro common stock, as well as any other interest they may have in the merger, will be set forth in the Joint Proxy Statement/Prospectus regarding the merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Metro Bancorp, Inc., dated as of August 4, 2015 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie
Chief Legal Officer

Date: August 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Metro Bancorp, Inc., dated as of August 4, 2015 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)